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August 14, 2026

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust

227 West Monroe Street

Chicago, Illinois 60606

Re:	Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust

File Nos. 811-22437 and 333-294872

Dear Ladies and Gentlemen:

We have acted as counsel to Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Trust”), a Delaware statutory trust, in connection with the preparation and filing with the U.S. Securities and Exchange Commission of Pre-Effective Amendment No. 1 to the Trust’s registration statement on Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), and Amendment No. 15 to the Trust’s registration statement under the Investment Company Act of 1940 (the “Registration Statement”) relating to offerings from time to time of up to $150,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.01 per share, of the Trust (“Common Shares”).

The Registration Statement provides that the Common Shares may be offered in one or more offerings in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Trust in accordance with the requirements of Item 25 of Form N-2 under the Securities Act and the Investment Company Act of 1940, as amended, and we express no opinion herein as to any matter other than as to the legality of the Common Shares.

In rendering the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of documents, trust records and other instruments and agreements, certificates and/or receipts of public officials, certificates of officers or other representatives of the Trust and others, and other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including the following documents:

     (i)         the Registration Statement;

(ii)	the Certificate of Trust of the Trust and all amendments thereto;
(iii)	the Amended and Restated Agreement and Declaration of Trust of the Trust, dated February 29, 2024 (the “Declaration of Trust”);

(iv)	the Amended and Restated By-Laws of the Trust, dated August 27, 2020 (the “By-Laws”); and
(v)	a certificate of good standing with respect to the Trust issued by the Secretary of State of the State of Delaware as of August 14, 2026; and
(vi)	resolutions of the Board of Trustees of the Trust relating to, among other things, the approval of the preparation and filing of the Registration Statement and the registration, offering, sale and issuance of the Common Shares.

As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of agents, officers, trustees and/or representatives of the Trust.

In rendering this opinion we have assumed, without independent verification: (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Trust’s Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials and officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Trust’s Board of Trustees, or in the Registration Statement, we have assumed such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that the Common Shares, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Trust of such consideration therefor as set forth in the Registration Statement and applicable Prospectus Supplement and at a price per share not less than the per share par value of the Common Shares, will be validly issued, fully paid and, except as provided in the last sentence of Section 3.8 of the Declaration of Trust, nonassessable. In this regard, we note that, pursuant to Section 3.8 of the Declaration of Trust, the Trustees have the power, as frequently as they may determine, to cause each Shareholder (as defined therein) to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

The opinion set forth herein is also subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Common Shares offered pursuant to the Registration Statement and appropriate Prospectus Supplement:

(i)	the resolutions establishing the definitive terms and authorizing the Trust to register, offer, sell and issue the Common Shares shall remain in effect and unchanged at all times during which the Common Shares are offered, sold or issued by the Trust;

(ii)	the Common Shares and any certificates representing the Common Shares have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly executed and delivered by the Trust and any other appropriate party;

(iii)	each subscription agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Trust);

(iv)	the Registration Statement, as amended (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded;

(v)	an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Common Shares offered thereby;

(vi)	the Common Shares shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinion rendered herein;

(vii)	if the Common Shares will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Shares in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Trust and the other parties thereto; and

(viii)	in the case of an agreement or instrument pursuant to which any Common Shares are to be issued, there shall be no terms or provisions contained therein which would affect the validity of the opinion rendered herein.

This opinion is limited to the Delaware Statutory Trust Act statute, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of the State of Delaware.

In rendering the opinion above, insofar as it relates to the valid existence of the Trust, we have relied solely on a certificate of the Secretary of State of the State of Delaware, dated as of a recent date, and such opinion is limited accordingly and is rendered as of the date of such certificate.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” and “General Information – Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP